UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2010

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

DUKE ENERGY CAROLINAS, LLC

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-04928	56-0205520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Duke Energy Carolinas, LLC (“DE Carolinas”) entered into an Engineering, Construction and Commissioning Services Agreement, effective March 8, 2010, with Shaw North Carolina, Inc. (“Shaw”) for the construction of a new nominally-rated 620MW combustion turbine, combined cycle natural-gas fired electric generation station (the “Station”) to be located at DE Carolinas’ existing Dan River steam station generating site in Rockingham County, North Carolina.  The North Carolina Utilities Commission approved the Certificate of Public Convenience and Necessity for the project in June 2008; the Station will provide intermediate generating capacity to the Carolinas system with plans to begin commercial operations by the end of 2012.  The Station will consist of (a) two General Electric 7FA combustion turbines, (b) two Vogt natural circulation, duct fired heat recovery steam generators, (c) one General Electric reheat condensing steam turbine generator and (d) all other associated appurtenances.  Shaw is working under a Limited Notice to Proceed and the total contract value for Shaw’s scope of work on the Station is approximately $325 million.  DE Carolinas has rights to terminate the agreement with Shaw at any time at DE Carolinas’ convenience, subject to customary cancellation and demobilization charges in accordance with the terms of the agreement.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: March 12, 2010	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller

DUKE ENERGY CAROLINAS, LLC

Date: March 12, 2010	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller
Controller